UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 17, 2007

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 17, 2007 InFocus Corporation (the “Company”) appointed Bernard T. Marren and John D. (J.D.) Abouchar to serve as members of the Company’s Board of Directors.  Mr. Marren and Mr. Abouchar were designated to serve on the Board of Directors by Caxton Associates L.L.C. (“Caxton”), the Company’s largest shareholder, pursuant to the Settlement Agreement entered into between Caxton and the Company on February 23, 2007.

Mr. Marren is the Chairman, Chief Executive Officer and President of OPTi Inc., an intellectual property licensing company based in Palo Alto, California and is also the Chairman and Founder of Quorom Systems, Inc., a privately held fabless semiconductor company based in San Diego, California.  In addition, Mr. Marren serves as a member of the Board of Directors of Microtune, Inc. (NASDAQ: TUNE), a fabless semiconductor manufacturing company based in Plano, Texas and Uni-Pixel, Inc. (OTC Bulletin Board: UNXL), a developer of flat panel color display technology called Time Multiplexed Optical Shutter, based in The Woodlands, Texas.  Mr. Marrenhas over 40 years of experience in the technology industry and earned a BSEE degree from the Illinois Institute of Technology.

Mr. Abouchar is an independent consultant to GRT Capital Partners, LLC based in Boston, Massachusetts and a portfolio manager for the GRT Technology L.P. hedge fund.  Prior to joining GRT Capital Partners in 2006, Mr. Abouchar was a Senior Analyst for six years at Pacific Edge Investment Management, a technology hedge fund based in Palo Alto, California. Mr. Abouchar earned a B.S. degree in economics from the Wharton School, University of Pennsylvania.

The Company has made no determination at this time regarding the committees of the Board of Directors to which Messrs. Marren and Abouchar may be named. Concurrently with their appointment, each of Messrs. Marren and Abouchar was granted options to purchase 30,000 shares of the Company’s common stock in accordance with the Company’s existing non-employee director compensation policy.  Each of Messrs. Marren and Abouchar will also be reimbursed for expenses and receive cash compensation in accordance with the Company’s non-employee director compensation policy.

On April 18, 2007, the Company issued a press release regarding the appointment of Messrs. Marren and Abouchar. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                     Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Description
99.1	InFocus Corporation Press Release, dated April 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2007	INFOCUS CORPORATION

	By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary
(Principal Financial Officer)